SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2008

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Results Way

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following sets forth a summary of the compensation for fiscal year 2008 approved on January 15, 2008 by the Compensation Committee of DURECT Corporation (“the Company”) for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

Name and Position	Fiscal year 2008 Base Salary	Bonus Awarded for Performance in 2007	Number of Shares subject to option grant (1)
James E. Brown, D.V.M., President & Chief Executive Officer	$452,907.00	$183,319.50	175,000
Felix Theeuwes, D. Sc., Chairman & Chief Scientific Officer	$464,373.00	$187,960.50	175,000
Matthew J. Hogan, Chief Financial Officer	$268,223.56	$70,218.90	110,000
Su Il Yum, Ph.D., Executive Vice President, Pharmaceutical Systems Research & Development	$301,600.00	$78,300.00	110,000
Jean I. Liu, Senior Vice President, General Counsel and Secretary	$275,600.00	$71,550.00	100,000

Notes:

(1)	The options were granted on January 18, 2008 to each officer by the Compensation Committee at the same time as stock options were granted to non-officer employees. The exercise price per share of such option grant was $5.89, the closing price of the Company’s common stock on the NASDAQ Global Market on January 18, 2008, the date of grant. The vesting associated with the option is as follows: one fourth (1/4) of the total shares subject to such option shall vest on each of the first four anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: January 22, 2008	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer